SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2002

GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut	06828

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 373-2211

 Item 9. Regulation FD Disclosure

          On July 26, 2002, General Electric Company ("GE") issued a press release announcing organization changes that will result in GE Capital, the Company's diversified financial services business, becoming four separate GE financial services businesses. A copy of GE's press release is attached hereto as Exhibit (99) and hereby incorporated by reference.

Signature

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL ELECTRIC COMPANY
/s/ Philip D. Ameen

By:	Philip D. Ameen Vice President and Comptroller

Date: July 26, 2002

Exhibit Index

Exhibit (99): Press Release dated July 26, 2002